UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

KNOBIAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33315	13-3968990
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Bedford Road, Pleasantville, New York 10570
 (Address of principal executive offices, including zip code)

(914) 495-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Knobias Inc., today announced that The NASDAQ Stock Market has denied its appeal to remain listed on the OTC Bulletin Board (OTCBB). As a result, trading in the Company’s shares of common stock on the OTCBB will be suspended effective 13 May 2008.

The Company has been advised that its shares are eligible for quotation on the Pink Sheets Electronic Quotation Service under the symbol KBAS.PK. As a result, the Company expects that an over-the-counter market for its common stock will develop through quotation on the Pink Sheets. Information regarding the Pink Sheets Electronic Quotation Service ("Pink Sheets") is available at http://www.pinksheets.com.

As previously announced, Knobias was deemed late in filing its financial statements three times in the last two years, which results in automatic delisting from the OTCBB. The company has an appeal pending with the Securities and Exchange Commission for a restamp of its 2007 10-K filing, but there can be no assurance that the appeal will be successful.

About Knobias: Knobias provides a suite of financial software and services focused primarily on the small-cap stock sector. It is headquartered in Ridgeland, MS. More information can be found at www.knobias.com.

Safe Harbor Statement: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in our periodic filings with the Securities and Exchange Commission.

Contact:
Steven Lord, CEO
slord@knobias.com
(914) 495-3100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOBIAS, INC.

Date: May 13, 2008	/s/ Steven B. Lord
Steven B. Lord
Chief Executive Officer